Exhibit 99.1

SAFE & GREEN HOLDINGS FILES THIRD COMPLAINT AGAINST LARGE
SHAREHOLDER GROUP TO PROVIDE SHAREHOLDER BASE TRANSPARENCY

The Company continues to reinforce its commitment to shareholder and work to provide transparency in the Public Market

JANUARY 23, 2023 – JACKSONVILLE, Fla. – Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures announced today that it has filed a third complaint with the U.S. Securities and Exchange Commission’s Delinquent Filing Group within the Division of Enforcement against a group of affiliated beneficial shareholders believed to own a large amount of the Company’s common stock, who despite the Company’s best efforts, have failed to report their ownership as required under Section 13 of the Securities Exchange Act of 1934.

The Company has made additional attempts to encourage the connected shareholders to come into compliance with Section 13 of the Exchange Act after the filing of a second complaint on December 29, 2022, yet no action has been taken by them. Given this group of shareholders is believed to control a large amount of the Company’s float, yet not disclosing this publicly, the Company felt it had no choice but to file its third complaint with the SEC to ensure that all shareholders and potential investors have accurate information, as required by law, as to its top shareholders.

“Today’s actions to pursue a third complaint with the US Securities and Exchange Commission’s Delinquent Filing Group further strengthens our commitment to provide transparency and fair market conditions to all Safe & Green Holdings shareholders,” said CEO and Chairman Paul Galvin. “We believe that our recent actions as a Company and the continued protection of our shareholders will benefit all parties involved and help eliminate any bad actors in the process.”

“We are continuing to pursue a resolution to this issue until it is solved, and we will not relent until this group is compliant and follows the regulations that all other shareholders must follow,” Paul Galvin concluded.

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About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third party and in-house developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. Safe and Green Development Corporation is a leading real estate development company. Formed in 2021, the company focuses on the development of sites using purpose built, prefabricated modules built from both wood & steel, sourced from one of Safe & Green Holdings factories and operated by SG Echo. For more information, visit www.safeandgreenholdings.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the float controlled by the group of connected shareholders, the Company ensuring that all shareholders and potential investors have accurate information as to its top shareholders, the recent actions as a Company benefiting all parties involved and helping to eliminate any bad actors in the process, the Company continuing to pursue a resolution to this issue until it is solved, and the Company not relenting until this group is compliant and follows the regulations that all other shareholders must follow. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to encourage the connected shareholders to come into compliance with Section 13 of the Exchange Act, the Company’s ability to protect its shareholders and help eliminate any bad actors, the Company’s ability to continue to pursue a resolution to this issue until it is solved, the Company’s ability to expand within various verticals as planned, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

Equity Animal

Mark Moran

(646) 363-6567

mm@equityanimal.com